Exhibit 10.8

                            DISTRIBUTORSHIP AGREEMENT

This Agreement is made and entered into this 30 day of July, 2001 by and between CinTel Co. Ltd., a corporation duly organized and existing under the laws of the Republic of Korea, having its principal office at MSA Building, #891-43, Daechi-dong, Kangnam-gu, Seoul, Korea (hereinafter referred to as "Principal") and NetSys Pte. Ltd., a corporation duly organized and existing under the laws of Singapore, having its principal office at Block 3014A, Ubi Road 1, #03-57, Singapore 408703, (hereinafter referred to as "Distributor").

WHEREAS, Principal desires to appoint the Distributor and the Distributor desires to be appointed, as Principal's non-exclusive Distributor for the sale of the Products (as defined hereinafter) in the Territory (as defined hereinafter).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto mutually agree as follows:

ARTICLE 1.   DEFINITIONS

In this Agreement except where the context otherwise requires, the following terms and expressions shall be understood to have the precise meaning as follows:

1.1 "Products" shall mean the products specified in Appendix 1 which are manufactured by CinTel Co. Ltd.(hereinafter referred to as "Manufacturer") which shall not include products manufactured by the Manufacturer on the basis of the Original Equipment Manufacture (OEM) and/or Contract Manufacture (CM) requested by other parties and products not having the CinTel brand name.

1.2 "Retail Price" shall mean the price of Products being applied to the customers in the Territory.

1.3 "Spare parts" shall mean any or all parts and/or components assembled or incorporated in the Products.

1.4 "Territory" shall mean Singapore and the Peoples Republic of China which may be extended another country subject to the mutual agreement in writing from time to time.

1.5 "Trademark" shall mean the trademark affixed and/or embodied to the Products.

ARTICLE 2.   APPOINTMENT AND ACCEPTANCE

2.1      [APPOINTMENT & ACCEPTANCE]

During the term and subject to the conditions hereinafter set forth, Principal hereby appoints the Distributor as Principal's non-exclusive distributor for the Products in the Territory and the Distributor accepts such appointment.

2.2      [PROHIBITION ON COMPETITOR'S PRODUCT]

The Distributor shall not, directly represent products competitive with or similar to the Products in the Territory.

2.3      [PROHIBITION ON INDIRECT SALES]

Without the prior written consent of the Principal, the Distributor, its subsidiary or affiliate shall not, directly or indirectly, sell the Products to any person or entity which may resell them outside the Territory.

ARTICLE 3.   CONDITIONS OF THE DISTRIBUTOR WITHOUT EXCLUSIVE RIGHT

3.1  [DEMO PRODUCT]

The Distributor shall purchase 2 sets of iCache products with additional 10% discount price of suggested price in appendix 2.


ARTICLE 4.   OBLIGATION OF THE DISTRIBUTOR

4.1      [SALES PROMOTION]

Distributor shall, at its own expenses, use its best efforts to promote the sale of the Products in the Territory and employee qualified salesman throughout the Territory to obtain the largest sales volume of the Products in the Territory.

4.2      [MAINTENANCE]

Distributor shall perform maintenance and after-sale service for the customers who bought the Products from the Distributor. For this purpose, Distributor shall maintain adequate facilities and sufficient qualified technician to enable Distributor to perform maintenance and after-sale service for the Products.

4.3      [STOCK]

The Distributor shall maintain adequate stocks of the Products to meet its customer's demand in time. The Distributor shall maintain adequate stocks of replacement parts, facilities and qualified mechanics and shall provide reasonable after sales service to its customers.

4.4      [REPORT ON CUSTOMER'S CLAIM]

The Distributor shall make reasonable efforts to handle all matters necessary to satisfy the customers relating to the sale of the Products in the Territory and immediately report to the Principal any claims received by the Distributor from the customers relating to the Products.

4.5      [REPORT ON PERFORMANCE & MARKETING]

The Distributor shall cooperate with Principal's request on the sales of the Products, and the Distributor shall send Principal:

a. a written report on its activities in the Territory at three monthly intervals, such reports to include sales by product including both the value and units, sales by state, recommended retail price lists, advertising and promotion plans for the future and a commentary on the marketing, sales and distribution performance and plans, matters affecting pricing policies and achievements and proposals in respect of major customers; and

b. a written report at three monthly intervals on the stocks of the Product and parts thereof held by the Distributor.

4.6      [ROLE AS SELLER WITH CUSTOMER]

The Distributor will, in all correspondence and dealing relating directly or indirectly to the sale or other disposition of the Products, clearly indicate that it is acting as a principal and not as an agent and/or legal representative of the Principal.

4.7      [PROHIBITION BINDING THE PRINCIPAL]

The Distributor will not give any guarantee or warranty in respect of the Products except the warranty provisions of Article 8 hereof and will not otherwise incur any liability on behalf of Principal or in any way pledge the credit of Principal or accept any order or make any contract binding upon Principal without Principal's prior approving the terms thereof.

ARTICLE 5.   OBLIGATION OF THE PRINCIPAL

5.1      [SUPPLY PRODUCTS]

The Principal shall supply the Distributor with enough Products to satisfy the order placed with the Distributor by customers in the Territory.

5.2      [SUPPLY SPARE PARTS]

The Principal shall supply the Spare parts to the Distributor with agreed price between the parties from time to time for one (1) year after the last shipment of the Products from Principal to the Distributor, provided, however, that the Distributor may purchase the Spare parts from the vendor of Principal.

5.3      [TECHNICAL ASSISTANCE]

Principal is obligated to supply the Distributor with technical assistance such as, information and illustrated material, and to send advertising material suitable for the promotion and advertising of the Products, as in the opinion of Principal may be necessary or useful to the Distributor.

ARTICLE 6.   ORDER AND SHIPMENT

6.1      [ORDER]

In the Distributor's placing purchase orders for the Products with the Principal, the Distributor shall clearly describe the Products and quantity required, price, delivery time, packing, invoicing and shipping conditions, etc.

6.2      [ACCEPTANCE]

Any purchase order placed by the Distributor shall not be binding any parties unless and until it is accepted by Principal at its discretion.

6.3      [TIME TO ORDER & ACCEPTANCE]

The  Distributor  shall place the order for three (3) months not less than three
(3) months prior to the first shipment date written on such order and Principal shall give the Distributor written notice of acceptance or refusal of such order placed by the Distributor within two (2) weeks from the date of receipt of such order.

6.4      [ORDER FORECAST]

Before three (3) months prior to the end of the each calendar year during the term of this Agreement, the Distributor shall provide the Principal with an annual forecast covering coming twelve (12) months.

6.5      [ORDER CANCELLATION]

In case the Distributor cancels the Individual Contract, the Distributor shall compensate the Principal's damages relating to the Products already made or in manufacturing process in accordance with such order including any and all costs and expenses and expected profits of the Principal.


ARTICLE 7.   PRICE AND PAYMENT

7.1      [PRICE]

a. The prices of the Products shall be specified in Appendix 2 attached hereto and may be varied subject to the mutual agreement by both parties from time to time. Pricing term for the Products shall be F.O.B. Inchon Airport in Korea.

b. If the parties can not agree on prices, Principal reserves the right to terminate forthwith this Agreement by giving a written notice to the Distributor with immediate effect.

c. The increase of the prices for the Products shall not apply to the Distributor's order which was accepted by the Company before the price increases.

7.2      [RETAIL PRICE]

The Distributor has a right to decide retail prices for the Products to be sold by the Distributor in the Territory during the term of this Agreement. Distributor shall be in complying with the agreed retail prices by Principal.

7.3      [PAYMENT]

a. The Distributor's payment term to the Principal shall be by telegraphic transfer of money in US Dollars to the Principal's following bank account at the end of the month following the month when the Products and Invoices have been received by the Distributor.

         Hanvit Bank
         Account #:
         Branch name: Posco center branch
         Bank address: 892 daechi-dong, kangnam-gu, seoul, korea

ARTICLE 8.        TITLE AND RISK, DELIVERY

8.1      [DELIVERY TERM]

Unless otherwise agreed, the delivery term of the Products shall be FOB Inchon Airport in accordance with the INCOTERMS 1990 as revised and the title and risk of Products shall be transferred to the Distributor when the Products shall pass the ship's rail of the vessel to be shipped.

8.2      [DELIVERY DATE]

The date on the bill of lading shall be deemed to the delivery date of the Products.

ARTICLE 9.        WARRANTY

9.1      [INSPECT]

Promptly after the receipt of the Products, the Distributor may inspect the quantity and quality of the Products in Territory at the Distributor's cost.

If, upon receipt of the Products after proper and thorough inspection, any of the Products is found not to be in compliance with the quantity and quality standards, the Distributor shall notify in writing the Principal of the shortage or defect of the Products in detail within one (1) month from the discharging date of the Products and the Principal shall repair or replace the Products not meeting the quantity and quality standards.

9.2      [WARRANTY PERIOD]

Principal warrants that the Products shall be free from defects in material and workmanship for a period of twelve (12) months from the date of manufacture of the Products shipped. Any of the Products defective in workmanship shall be repaired or replaced with good Products free of charge at the Principal's choice, and defective Product(s) shall be returned to the Principal `Freight Collect' while repaired Product(s) or replacement Product(s) shall be sent to the Distributor `Freight Collect.' Namely, all expenses related to sending back and shipping shall be borne by the parties on a 50-50 basis. Specifically, the transportation cost from Singapore to Korea shall be borne by the Distributor, while the transportation cost from Korea to Singapore shall be borne by the Principal.

9.3      [EXCLUSION OF WARRANTY]

a.   This warranty does not extend to any of the said Products which have been :
     (1) subjected to misuse, neglect, accident or abuse, (2) improperly repaired, or altered or modified in any way unless such modification is approved in writing by Principal, and (3) used in violation of instructions furnished by the Principal.

b. THE PARTIES AGREE THAT THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL OTHER WARRANTIES AND/OR GUARANTEES NOT SPECIFIED IN THIS AGREEMENT ARE EXCLUDED FROM THIS TRANSACTION AND SHALL NOT APPLY FOR THE PRODUCTS.

9.4      [CLAIM NOTICE]

Claims by the Distributor in regard to any defect in the Products shall be in writing and be dispatched by the Distributor with full particulars within thirty
(30) days after the receipt of Products.

ARTICLE 10.       TRADEMARK

10.1     [GRANT TRADEMARK LICENSE]

During the term of this Agreement, the Principal hereby grants to the Distributor, a non-exclusive license to use the Trademark for the purpose of sales and promotion of the Products within the Territory to the extent that Principal has been granted the right to use based on Principal's exclusive distributorship. When the Distributor uses the trademark, it shall indicate clearly that Principal or other entity is sole and exclusive proprietary of the Trademark.

10.2     [APPROVAL OF AD MATERIAL]

When the Distributor intends to use the Trademark, prior to use, the Distributor shall inform the Principal of the manner of such use and submit a sample of any materials including but not limited to, catalogues, leaflets, posters, newspapers, bearing the Trademark for Principal's prior inspection and approval thereto. When the Distributor wishes to change the approved use of the Trademark, prior to change, the Distributor shall inform the Principal of the desired change and submit a sample of the materials bearing the altered use of the Trademark for prior inspection and approval by Principal in any event, the manner of use of the Trademark of any change thereof shall be subject to the Principal's prior written approval and the Distributor shall not use the Trademark in any other manner than that approved in advance by the Principal.

10.3     [OWNERSHIP ON PROPRIETARY RIGHTS]

The Distributor recognizes that any of the Trademark, trade names, designs, patent, copyrights, know-how and other proprietary rights, used on or embodied in the Products ("Proprietary Rights") shall remain the exclusive property of Principal. The Distributor shall not have or acquire any right, title or interest in Proprietary Rights.

10.4     [PROHIBITION]

a.    The  Distributor  shall  not,  directly  or  indirectly,   apply  for  the
      registration of Proprietary Rights including their translation into any language.

b. During the term of this Agreement or even after termination, except otherwise consented by the Principal, the Distributor shall not:

      i) use the Proprietary Rights or similar trademark on any other companies products than Principal's nor let other companies use the Trademark ; and

      ii) directly or indirectly apply for the registration of the trademark or any other trademark similar thereto with respect to the Products or any other materials in any country of the world.

c. The Distributor shall not alter, deface, remove, cover or mutilate in any manner the Proprietary Rights, serial or model numbers, brand, or Principal's name attached or affixed to any of the Products, without the prior written consent of Principal.

10.5     [ANNOUNCEMENT]

The Distributor may, with the prior written consent of the Principal, indicate that it is an authorized distributor of the Products.

10.6     [NOTICE OF INFRINGEMENT]

When the Distributor finds that a third party infringes or impairs the Trademark or the Principal's goodwill involved therein, or when a third party brings a claim, suit or action against Principal or the Distributor on the ground that the Distributor's use of the Proprietary Rights may infringe on the third party's rights, the Distributor shall promptly inform the Principal thereof and cooperate with the Principal to settle the problem.

10.7     [CEASE TO USE]

Upon termination of this Agreement for any cause, the Distributor shall cease holding itself out as a distributor of Products and cease using, in any way, Trademark, Principal's name, or its Proprietary Rights or any material similar thereto.

ARTICLE 11.  STATUS OF DISTRIBUTOR

11.1     [NO AGENCYSHIP]

This Agreement does not in any way create the relationship of principal and agent between the Principal and the Distributor, and under no circumstances shall the Distributor be considered to be the agent of the Principal. The Distributor shall not act or attempt to act, or represent itself, directly or by implication, as an agent of Principal or in any manner assume or create, or attempt to assume or create any obligation, liability, representation, warranty or guarantee on behalf of, or in the name of the Principal. The Distributor shall conduct its business in the purchase and resale of the Products as a principal for its own account and at its own expenses and risk.

11.2     [OBEYANCE OF LAWS]

The Distributor shall, at all times, comply with all applicable laws, regulations, and orders of any government of the Territory or political subdivisions thereof, relating to or in any way affecting this Agreement and the Distributor's performance hereunder including the obtaining of any required licenses, permits or approvals.

ARTICLE 12.       NON-DISCLOSURE

The Distributor shall not disclose to any third party, without the prior written consent of the Principal, or use for any purpose other than the performance of its obligations under this Agreement, any confidential information concerning the Products or business affairs of the Principal (including but not limited to, prices, discounts, terms and conditions of sale, customers, business affairs, Products or Product specification) which it acquires or develops in the course of its transaction with the Principal.

ARTICLE 13.       TERM

13.1     [TERM & EXTENSION]

This Agreement shall become effective upon signing, and shall continue in full force and effect for a period of two (1) years from the date hereof, unless earlier terminated pursuant to Article 15. This Agreement shall be automatically extended for a successive one (1) year thereafter, unless and until either party shall give to the other party at least thirty (30) days prior written notice of its intention not to extend this Agreement.

ARTICLE 14.       TERMINATION

14.1     [TERMINATION RIGHT WITH IMMEDIATE EFFECTIVENESS]

In each case of the following events, either party ("Terminating Party") may terminate this Agreement, with immediate effect, by giving the written notice of termination to the other party ("Defaulting Party"):

       a. if the Defaulting Party becomes bankrupt or insolvent, or have its business placed in the hand of a receiver, assignee or trustee, whether by voluntary act or otherwise ;

       b. if the Defaulting Party assigns this Agreement or any rights hereunder to a third party without the non-defaulting party's prior written consent ;

       c. if the Defaulting Party ceases to function as a going concern or to conduct its operations in the normal course of business;

       d. if the Distributor should be acquired by, or should itself acquire, in whole or in part, a manufacturer of products which in the reasonable judgment of Principal competes to a material extent with the Products; or

       e. if the Defaulting Party does not remedy the breach or failure to perform or observe any agreement or condition herein contained within thirty (30) days of a notice requiring remedy of such breach or failure to perform or observe.

14.2     [PRINCIPAL'S ARBITRARY TERMINATION RIGHT]

Notwithstanding anything to the contrary contained in this Agreement, the Principal may terminate this Agreement by ninety (90) days prior written notice served on the Distributor.

14.3     [BREACH OF MINIMUM ANNUAL PURCHASE OBLIGATION]

In the case the Distributor fails to achieve the minimum annual purchase for whatever reasons, unless solely and clearly attributable to the Principal, the Principal has the right to terminate this Agreement.

14.4     [DUE]

All payments owed to the Principal upon termination of this Agreement shall become immediately due and no cancellation or termination of this Agreement shall serve to release the Distributor or its successors or assignees from any obligations under this Agreement.

14.5     [REPURCHASE OPTION]

In cases of termination of this Agreement by either party for any reason, the Principal may at its sole option repurchase from the Distributor, at the net price paid by the Distributor to Principal, any or all Products or parts thereof in the possession of the Distributor.

ARTICLE 15.       INDEMNITY

The Distributor hereby irrevocably indemnifies and holds the Principal harmless from and against all costs, claims, charges, damages, expenses, liabilities and losses howsoever arising out of or in connection with any breach by the Distributor of any of its obligations under this Agreement and in particular without limitation all and any claims and damages of whatsoever nature arising from the injury or death of any person or persons and for damage to or loss of property, arising out of or attributable whether directly or indirectly to the misuse, conduct, operations or performance of the Distributor in violation of the instruction provided by the Principal.

ARTICLE 16.       FORCE MAJEURE

16.1     [FACTORS]

Neither party shall be liable to the other party for non-performance or delay in performance of any of its obligation under this Agreement due to causes reasonably beyond its control including but not limited to fire, flood, strikes, labor troubles or other industrial disturbances, unavoidable accidents, governmental regulations, riots and insurrections.

16.2     [NOTICE]

Upon the occurrence of such a force majeure condition the affected party shall immediately notify the other party with as much detail as possible and shall promptly inform the other party of any further developments. Immediately after the cause is removed, the affected party shall perform such obligations with all due speed.

ARTICLE 17.       GOVERNING LAW

This Agreement shall be interpreted and governed by the laws of the Republic of Korea.

ARTICLE 18.       SETTLEMENT (ARBITRATION)

18.1     [ARBITRATION]

All disputes, controversies or differences which may arise between the parties, out of, or in relation to, or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration in Seoul, Korea in accordance with the Commercial Arbitration Rules of the Korean Commercial Arbitration Board and under the laws of Korea.

The award rendered by the arbitrators shall be final and binding upon both parties concerned.

18.2     [EXPENSES]

If any action or arbitration or other proceeding shall be commenced to enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party reasonable attorney's fees, arbitration costs and out-of-pocket expenses incurred by such prevailing party in connection with such action or proceeding.

ARTICLE 19.       MISCELLANEOUS PROVISIONS

19.1     [NOTICES]

Any notice required or permitted to be given hereunder shall be in writing, and may be given by personal service, registered airmail, if confirmed on the same day in writing by registered airmail, with postage prepaid to the following addressed:

   To  Principal                     Tel No. +82-2-544-6700
                                     Fax No. +82-2-508-2341
                                     Addr. 7th Floor, MSA Building 891-43,
                                     Daechi-dong, Kangnam-ku, Seoul, Korea
                                     Attn. Sangdon Kim (sdkim@cintel.co.kr)

   To the Distributor                Tel No.
                                     Fax No.
                                     Addr.
                                     Attn.

19.2     [ENTIRE AGREEMENT & AMENDMENTS]

This Agreement constitutes the entire understanding of Principal and the Distributor with respect to the subject matter hereof. No amendment, modification or alteration of any terms of this Agreement shall be binding on either party unless the same shall be made in writing, dated subsequent to the date hereof and executed by or on behalf of the parties hereto.

19.3     [ASSIGNMENT & SUCCESSION]

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. No assignment of this Agreement shall be valid without the prior written consent of the other party hereto.

19.4     [WAIVER]

All waivers hereunder shall be in writing, and the failure of any party at any time to require the other party's performance of any obligations under this Agreement shall not affect the right subsequently to require performance of the obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

19.5     [SEVERABILITY]

If any one or more of the provisions contained in this Agreement shall be declared invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and in such case the parties hereto oblige themselves to reach the purpose of the invalid provision by a new, valid and legal stipulation.

19.6     [HEADINGS]

The headings herein are included for purposes of convenience only and shall not affect the construction or interpretation of any of the provision of this Agreement.

19.7     [LANGUAGE]

For the purposes of communication, this Agreement may be translated into another language, but this Agreement, which is executed in the English language, shall be the only binding version.

19.8     [TIME]

All time referred in this Agreement and any Individual Contract made under this Agreement shall be of the essence and material provision of this Agreement.


IN WITNESS WHEREOF, the parties hereto have authorized this Agreement to be executed by their respective duly authorized officers.

CINTEL CO. LTD.                       SUNTZE COMMUNICATIONS ENGINEERING
                                      PTE. LTD."

By    :                               By    :
        -------------------------             ----------------------------
Name  :  Sang Don Kim                 Name  :
Title :  President                    Title :

APPENDIX 1.

                              iCache Specifications

------------------------- --------------------------- ------------------------------ ------------------------------
                          iCACHE 400                  iCACHE 800                     iCACHE 1500
------------------------- --------------------------- ------------------------------ ------------------------------
SYSTEM

Processor                 800MHz Pentium III          800MHz Pentium III             866MHz Pentium III

RAM                       256MB PC-133 SDRAM          512MB PC-133 SDRAM             1GB PC-133 ECC Registered
                                                                                     SDRAM
Disk Drives               60GB                        120GB
                          (Ultra ATA/66 30.6GB X 2)   (Ultra ATA/66 30.6GB X 2)      147.2GB
                                                                                     (Ultra ATA/66 30.6GB X 2)

Network Interface         10/100 Base-T 1port         10/100 Base-T 1port            10/100 Base-T 2ports
                                                                                     (Optional: 1000 Base-SX 1port)
------------------------- --------------------------- ------------------------------ ------------------------------
DIMENSIONS AND WEIGHT

Height                    44mm: 1 rack unit           88mm: 2 rack unit              176mm: 4 rack unit

Width                     420mm                       420mm                          420mm

Depth                     600mm                       625mm                          625mm

Weight                    12.5kg                      13.9kg                         25kg
------------------------- --------------------------- ------------------------------ ------------------------------
ENCLOSURE

19" Rack-mountable        Yes                         Yes                            Yes
------------------------- --------------------------- ------------------------------ ------------------------------
OPERATING ENVIRONMENT

Temperature               5 deg C to 50 deg C         5 deg C to 50 degC             5 deg C to 50 deg C

Humidity                  Less than 90% relative      Less than 90% relative         Less than 90% relative
                          humidity, non-condensing    humidity, non-condensing       humidity, non-condensing

Altitude                  Up to 2438 M                Up to 2438 M                   Up to 2438 M
------------------------- --------------------------- ------------------------------ ------------------------------
POWER                     AC power 100-240V,          AC power 100-240V,             AC power 100-240V,
                          47-63Hz; 200 Watts          47-63Hz; 400 Watts             47-63Hz; 600 Watts
------------------------- --------------------------- ------------------------------ ------------------------------

APPENDIX 2.

                                  iCache Prices

                                                                (US $, 2001.7.2)
--------------------------------------------------------------------------------
                       iCACHE 400            iCACHE 800           iCACHE 1500
--------------------------------------------------------------------------------
LIST PRICE

--------------------------------------------------------------------------------
RESELLER PRICE

--------------------------------------------------------------------------------


                                  Option Price

                                                                (US $, 2001.7.2)
--------------------------------------------------------------------------------
                         GIGABIT NETWORK INTERFACE CARD FOR iCACHE 1500
--------------------------------------------------------------------------------
LIST PRICE

--------------------------------------------------------------------------------
RESELLER PRICE

--------------------------------------------------------------------------------